UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 23, 2015 (February 18, 2015)

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	90-0370486
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Room 801A and 807B, 8/F
Tsim Sha Tsui Centre,
66 Mody Road,
Tsim Sha Tsui,
Kowloon, Hong Kong

(Address of principal executive offices)

(852) 2833-2186
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1)	Appointment of Directors

At the 2014 Annual Meeting of  Stockholders (the “Meeting”) held on February 18, 2015, the stockholders of Network CN Inc. (the “Company”) voted in a new slate of members to serve on the Company’s board of directors, effective immediately.  As a result of this stockholder action, Shirley Cheng and Wong Wing Kong have been appointed to serve as directors.

Wong Wing Kong aged 49 has over 20 years’ experience in the China Business and he is now the director and shareholder of Wideway Asia Pacific Limited. Since 2006, he has served as private financial advisor and consultant to various China companies. Prior to that, Mr. Wong was the owner of manufacturing company in China. Mr. Wong was appointed as a director because of his extensive knowledge of China markets through his various positions in China companies.

Shirley Cheng aged 36, has served as the Company’s Interim Chief Financial Officer and Corporate Secretary, since April 1, 2012. She has served as the Finance Manager of NCN Group Management Limited, the Company’s subsidiary, since March 2008. Prior to that, Ms. Cheng served from 2004 to 2008 as an auditor with PricewaterhouseCoopers, an international firm of certified public accountants. Ms. Cheng holds a Bachelor’s Degree in Business Administration with a major in Accountancy from the Hong Kong Baptist University and is an associate member of the Hong Kong Institute of Certified Public Accountants.

There are no arrangements or understandings between Mr. Wong and/or Ms. Cheng and any other persons pursuant to which they were selected as directors and there are no transactions between the Company and any of them that would require disclosure under Item 404(a) of Regulation S-K.

The Company has not entered into written agreements with Mr. Wong and Ms. Cheng, but the Company intends to enter agreements with them at a later date.

2)	Appointment of Chief Financial Officer

On January 20, 2012, the Company reported that the Company’s Chief Financial Officer and Corporate Secretary, Ms Jennifer Fu, had tendered her resignation from her position for personal reasons. Ms. Fu’s resignation was effective on April 1, 2012. The Board of Directors of the Company appointed Ms. Shirley Cheng to serve as the Company’s Interim Chief Financial Officer, effective on April 1, 2012. On February 18, 2015, the Company’s board of directors appointed Ms. Cheng to serve as the Company’s Chief Financial Officer, effective immediately.  The Company intends to enter into an employment agreement with Ms. Cheng in the near feature.

Ms. Cheng is not, and has not been, a participant in any transaction with the Company that requires disclosure under Item 404(a) of Regulation S-K. There is no family relationship between Ms. Cheng and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2015

NETWORK CN INC.

By: /s/ Earnest Leung
Earnest Leung Chief Executive Officer